** 1 EXHIBIT 3

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                          OF XECHEM INTERNATIONAL, INC.

     Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation held on October 15, 2001, the Board of Directors duly adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

          RESOLVED,   that  the  directors  find  it  advisable  and  amend  the
     Certificate of Incorporation of the Corporation by striking Article Fourth,
     Section 1 in its entirety and inserting in lieu thereof the following:

          FOURTH. Authorized Shares.

               1. The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000,000 shares, of which 2,500 shares of the par value of $0.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $0.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $0.00001 per share shall be designated "Class C Preferred Stock" and 1,950,000,000 shares of the par value of $0.00001 per share shall be designated as "Common Stock."

     SECOND: In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and stockholders of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ramesh C. Pandey, its President and Chief Executive Officer and attested by Ramesh C. Pandey, its Secretary, this 7th day of November, 2001.


                                        /s/ Ramesh C. Pandey
                                        --------------------
                                        Ramesh C. Pandey, President and Chief
                                        Executive Officer

ATTEST:
/s/ Ramesh C. Pandey
--------------------
Ramesh C. Pandey, Secretary